Exhibit 99.1

MICT Moves Core Operations to Hong Kong to Better Reflect Customer and Revenue Base

Insurance product business off to a strong start as the company anticipates the launch of its stock trading platform

Montvale, N.J. – January 7, 2021– GLOBE NEWSWIRE – MICT, Inc. (Nasdaq: MICT) (“MICT” or the “Company”) today announces it has moved its core operations to Hong Kong to more efficiently serve its Asian clientele through its recently launched proprietary insurance platform as well as the anticipated stock trading platform expected to launch shortly.

“Having launched and commenced revenue generation at the end of 2020, our insurance platform is off to a promising start in 2021, and is growing in line with our expectations. With that successfully underway, we are in final preparations to launch our stock trading platform, which we expect to occur during the first quarter,” commented MICT’s CEO Darren Mercer. “At this exciting stage of development for the Company, now is the appropriate time for us to complete the move of our core operations to Hong Kong, which will provide enhanced, unfettered and timely access to our client base. We have already established our offices there and our financial and corporate functions are up and running. We believe this new location will allow us to best service our clients efficiently and in real time.”

As part of the transfer of its base of operations, the Company’s chief financial officer, Arie Rand has opted to leave the company. Until a permanent, Hong Kong-based replacement CFO is identified, that function will be filled by the Company’s present, long-time controller, Moran Amran.

“We have already set up our finance team in Hong Kong and believe that it is appropriate for the chief financial officer to be located where the financial operations are based. While Moran will serve as the temporary functional leader of our finance team, the process to identify a new CFO has been underway for several weeks. In the meantime, we wish to thank Arie for his contribution to MICT and wish him the best of luck in his future endeavors,” added Mr. Mercer.

About MICT

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, GFH Intermediate Holdings Ltd. (“GFHI”) and Micronet Ltd. (“Micronet”). GFHI’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and wealth management services and sales of insurance products in several high-growth foreign markets, including Asia, where GFHI owns a substantial database of users. Micronet operates in the growing telematics and commercial Mobile Resource Management market, mainly in the United States and Europe. Micronet designs, develops, manufactures, and sells mobile computing solutions that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-Looking Statements

Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, statements related to revenue targets, the growth of the Chinese Insurance market and other statements that are not historical facts. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2019 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

info@mict-inc.com

(201) 225-0190